UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 6, 2014

FITT HIGHWAY PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-33519 (Commission File Number)	98-0360989 (I.R.S. Employer Identification No.)

26381 Crown Valley Parkway, Suite 230 Mission Viejo, CA 92691 (Address of principal executive offices) (zip code)

(949) 582-5933 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01	Entry into Material Definitive Agreement

On May 6, 2014, FITT Highway Products, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with Greenome Development Group Inc. (“Greenome”). Under the Agreement and at closing, the Company must sell and Greenome will acquire 30,600,000 shares of the Company’s common stock which will be equal to approximately 80% of the outstanding shares. In exchange, Greenome shareholders will transfer to the Company 100% of Greenome’s issued and outstanding equity interests. Additionally, Greenome will pay to the Company a total of $400,000, of which $150,000 had been paid as of the date of this Form 8-K. Another installment of $75,000 is due within 10 business days following the execution of the Agreement. The final installment of $175,000 is due when and if: (1) the Company’s debt has been mitigated such that only specifically agreed upon items remain; and (2) certain of the Company’s notes payable have been modified to reduce annual interest to 8% to 10% and to extend maturity dates to August 1, 2015 (collectively, the “Debt Mitigation”). The Company will use these funds to continue operations, to stay current in its SEC filings, to mitigate debt, and to complete various other tasks necessary to close the transaction.

In order to close the transaction contemplated by the Agreement, the Company must, among other things, complete its Debt Mitigation and have the ability to deliver 30,600,000 shares of its common stock to Greenome. Greenome, on the other hand, must deliver audited financial statements prepared in accordance with U.S. GAAP and file all other necessary SEC filings in order to close. In the event that the transaction has not closed by December 31, 2014 due to a reason attributable to the Company, the Company shall refund to Greenome 50% of the total deposit in cash and convert the remaining 50% deposit into stock at $0.20 per share. In the event a closing has not occurred by December 31, 2014 due to a reason attributable to Greenome, the parties will not be obligated to complete the closing, conduct the share exchange transaction, and the Company shall retain the entire purchase price.

The foregoing description of the Agreement is qualified by reference to the complete terms of the Agreement, the form of which is included herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Share Exchange Agreement dated May 6, 2014 between FITT Highway Products, Inc. and Greenome Development Group Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FITT Highway Products, Inc.
a Nevada corporation

Dated: May 9, 2014		/s/ Michael R. Dunn
	By:	Michael R. Dunn
	Its:	Chief Executive Officer

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